UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016 (June 3, 2016)

GreenKissNY Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55641	47-3317645
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

75 South Broadway, 4th Floor White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

(914) 304-4323

Registrant’s telephone number, including area code

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2016, GreenKissNY Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with 46 investors and held the initial closing of its initial public offering (the “Offering”), pursuant to which the Company sold 418,900 shares (the “Shares”) of common stock of the Company, par value $0.00001 per share, for aggregate gross proceeds of $418,900. The Shares were offered and sold to the public pursuant to the Company’s Offering Statement on Form 1-A (SEC File No. 024-10541), as amended (the “Offering Statement”), which was qualified by the U.S. Securities and Exchange Commission on May 12, 2016, and a related offering circular. The Company intends to conduct additional closings to accommodate further subscriptions up to the Offering’s maximum amount of $3,000,000.

The foregoing description of the terms of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreements, the form of which is filed as exhibit 10.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to future closings in the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to raise additional funds in the Offering. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this report. The Company does not intend to revise or update any forward-looking statement in this report to reflect events or circumstances arising after the date hereof, except as may be required by law.

Item 3.02 Unregistered Sales of Equity Securities.

The information included at Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENKISSNY INC.

Date: June 9, 2016	By:	/s/ Ann Anderson
	Name:	Ann Anderson
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Subscription Agreement (filed herewith).

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